Exhibit (10)(ss)

1989 EXECUTIVE STOCK OPTION AND RESTRICTED STOCK PLAN

OF MARSHALL & ILSLEY CORPORATION

as amended on October 19, 2006

1. PURPOSE OF PLAN.

The purpose of the Plan is to promote the best interests of Marshall & Ilsley Corporation and its shareholders by providing key employees of Marshall & Ilsley Corporation and its subsidiaries with an opportunity to acquire a proprietary interest in Marshall & Ilsley Corporation thereby providing a stronger incentive for them to put forth maximum effort for the continued success and growth of Marshall & Ilsley Corporation. In addition, the opportunity to acquire a proprietary interest in Marshall & Ilsley Corporation will aid in attracting and retaining key personnel.

2. DEFINITIONS.

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a) “CER” shall mean a cash equivalent right granted in connection with a Purchase Right pursuant to Paragraph 10 of the Plan.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the Committee of the Board of Directors constituted as provided in Paragraph 4 of the Plan.

(d) “Company” shall mean Marshall & Ilsley Corporation, a Wisconsin corporation.

(e) “Employees” shall mean those individuals who are full-time employees of the Company or its Subsidiaries, from among whom the Committee may select the holders of Options or Purchase Rights.

(f) “Holder” shall mean an Employee to whom an Option or Purchase Right has been granted.

(g) “Incentive Stock Option” shall mean an option to purchase Shares which complies with the provisions of Section 422A of the Code.

(h) “Market Price” shall mean the closing sale price of a Share on the NASDAQ National Market System as reported in the Midwest Edition of the Wall Street Journal, or such other market price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

(i) “Nonstatutory Stock Option” shall mean an option to purchase Shares as described in Paragraph 8 of the Plan and which does not comply with the provisions of Section 422A of the Code.

(j) “Option” shall mean an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan.

(k) “Option Agreement” shall mean the agreement between the Company and an Employee whereby an Option is granted to such Employee.

(l) “Parent” shall mean a parent corporation of the Company as defined in Section 425(e) of the Code.

(m) “Plan” shall mean the 1989 Executive Stock Option and Restricted Stock Plan of the Company.

(n) “Purchase Right” shall mean a right to purchase Shares granted pursuant to Paragraph 9 of the Plan.

(o) “Purchase Right Agreement” shall mean the agreement between the Company and an Employee whereby a Purchase Right is granted to such Employee.

(p) “Purchaser” shall mean a Holder who has exercised a Purchase Right and purchased Shares pursuant thereto.

(q) “Share” or “Shares” shall mean the $1.00 par value Common Stock of the Company.

(r) “Subsidiary” shall mean a subsidiary corporation of the Company as defined in Section 425(f) of the Code.

3. SHARES RESERVED UNDER PLAN.

The aggregate number of Shares which may be issued or sold under the Plan shall not exceed 500,000 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph 15 hereof; provided, however, in no event shall the number of Shares sold through the exercise of Purchase Rights granted under the Plan and the number of Shares subject to outstanding Purchase Rights at any time exceed in the aggregate more than 200,000 Shares. Any Shares subject to an Option or Purchase Right which expires or terminates for any reason (whether by voluntary surrender, lapse of time, termination of employment or otherwise) and is unexercised as to such Shares, and any Shares repurchased by the Company pursuant to the restriction provisions set forth in paragraph 9, below, may again be the subject of an Option or Purchase Right under the Plan; provided, however, in no event shall the number of Shares issued or sold under this Plan and the number of Shares subject to outstanding Options or Purchase Rights at any time exceed in the aggregate more than 500,000 Shares. The Holder of an Option shall be entitled to the rights and privileges of ownership with respect to the Shares subject to the Option only after actual purchase and issuance of such Shares pursuant to exercise of all or part of an Option.

No Employee shall be eligible to receive under this Plan Options or Purchase Rights for Shares aggregating more than ten percent (10%) of the Shares reserved under the Plan.

4. ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Committee. The Committee shall consist of not less than three members of the Board of Directors of the Company and shall be so constituted as to permit the Plan to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor rule or other regulatory requirements. The members of the Committee shall be appointed from time to time by the Board of Directors.

The Committee shall have sole authority in its discretion, but always subject to the express provisions of the Plan, to determine the purchase price of the Shares covered by each Option or Purchase Right, the Employees to whom and the time or times at which Options and Purchase Rights shall be granted, the number of Shares to be subject to each Option or Purchase Right, and the extent to which Options and Purchase Rights may be exercised in installments; to interpret the Plan; to prescribe, amend, and rescind rules and regulations pertaining to the Plan; to determine the terms and provisions of the respective Option Agreements and Purchase Right Agreements; and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Committee’s determination of the foregoing matters shall be conclusive and binding on the Company, all Employees, all Holders, all Purchasers and all other persons.

5. ELIGIBILITY.

Only Employees shall be eligible to receive Options and Purchase Rights under the Plan. In determining the Employees to whom Options and Purchase Rights shall be granted and the number of Shares to be covered by each Option or Purchase Right, the Committee may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, and other such factors as the Committee in its discretion shall deem relevant. An Employee who has been granted an Option or Purchase Right under the Plan may be granted additional Options or Purchase Rights under the Plan if the Committee shall so determine. The Company shall effect the granting of Options and Purchase Rights under the Plan by execution of, respectively, Option Agreements and Purchase Right Agreements in such form as shall be approved by the Committee. No Option or Purchase Right may be granted under the Plan to any person who is then a member of the Committee.

6. OPTIONS: GENERAL PROVISIONS.

(a) Types of Options. Options to purchase Shares granted pursuant to this Plan shall be specified to be either an Incentive Stock Option (as described in Paragraph 7) or a Nonstatutory Stock Option (as described in Paragraph 8). An Option Agreement executed pursuant to this Plan may include both an Incentive Stock Option and a Nonstatutory Stock Option, provided each Option is clearly identified as either an Incentive Stock Option or a Nonstatutory Stock Option. An Option Agreement executed pursuant to this Plan shall in no event provide for the grant of a tandem Option, wherein two Options are issued together and the exercise of one affects the right to exercise the other.

(b) General Exercise Period. No Option granted under this Plan shall provide for its exercise earlier than six (6) months from its date of grant. The Committee may, in its discretion, require that a Holder be employed by the Company or a Subsidiary for a designated number of years prior to the exercise by the Holder of any Option or portion of an Option granted under this Plan. The Committee may, in its discretion, determine the periods during which Options or portions of Options may be exercised by a Holder, subject only to the terms of this Plan. Any of the foregoing requirements or limitations subsequently may be reduced or waived by the Committee in its discretion, unless such reduction or waiver is prohibited by the Code or other applicable law.

(c) Stock Appreciation Rights. Stock appreciation rights may be granted in tandem with Incentive Stock Options and Nonstatutory Stock Options and each stock appreciation right granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including the following:

(1)	A stock appreciation right shall be exercisable only to the extent the Option is exercisable, provided that no stock appreciation right whenever granted may be exercised for a period of six (6) months from its date of grant.

(2)	A stock appreciation right shall expire no later than the expiration of the underlying Option.

(3)	A stock appreciation right shall be transferable only when the underlying Option is transferable, and under the same conditions.

(4)	A stock appreciation right shall entitle the Holder to receive from the Company, in exchange for the surrender of an Option as to all or any portion of the Shares subject thereto, that number of full Shares having an aggregate value substantially equal to (but not more than) the excess of the Market Price of one Share on the business day immediately preceding the date of exercise (the “Valuation Date”) over the option exercise price specified with respect to such Option as set forth in the applicable Option Agreement, multiplied by the number of Shares as to which the Option is surrendered. In the discretion of the Committee, cash may be paid in lieu of issuing fractional Shares. However, the Company, as determined in the sole discretion of the Committee, shall be entitled to elect to settle its obligation arising out of the exercise of a stock appreciation right by the payment of cash equal to the aggregate value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Committee, equal in value to the aggregate value of the Shares the Company would otherwise be obligated to deliver.

(5)	A stock appreciation right can be exercised only when there is a positive spread, i.e., when the market price of the Shares subject to the Option exceeds the exercise price of such Option. A stock appreciation right can be exercised only at such times expressly permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and such other securities laws as may be applicable to the exercise of such stock appreciation right.

(d) Payment of Exercise Price. The purchase or exercise price shall be payable in whole or in part in cash, in Shares, other property or in labor or services performed for the Company or a Subsidiary, or such other consideration consistent with the Plan’s purpose and applicable law as may be determined by the Committee from time to time, and, unless otherwise determined by the Committee, such Price shall be paid in full at the time that an Option is exercised. If the Employee elects to pay all or a part of the purchase or exercise price in Shares, such Employee may make such payment by (i) delivering to the Company a number of Shares already owned by the Employee equal in value to the purchase or exercise price, or (ii) such other method as the Committee may approve. All shares so withheld or delivered shall be valued at their Market price on the date withheld or delivered.

7. INCENTIVE STOCK OTPIONS.

This Paragraph sets forth the special provisions that govern Incentive Stock Options granted under this Plan. Any Incentive Stock Option granted under this Plan may, if so expressly stated in the Option Agreement pertaining to such Option, include a stock appreciation right, as described in Subparagraph 6(c), above, either at the time of grant or by subsequent amendment of the Option Agreement.

(a) Maximum Calendar Year Grant to Any Employee. The aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under this Plan (and under all other plans of the Company or any Parent or Subsidiary qualifying under Section 422A of the Code) shall not exceed $100,000, and/or any other limit as may be prescribed by the Code from time to time, per Employee.

(b) Option Exercise Price. The per share purchase price of the Shares under each Incentive Stock Option granted pursuant to this Plan (the “ISO Exercise Price”) shall be determined by the Committee but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such Option. The fair market value per Share on the date of grant shall be the Market Price for the business day immediately preceding the date of grant of such Option.

(c) Grant and Exercise Period. No Incentive Stock Option shall (i) be granted after ten (10) years from the date this Plan is adopted by the Company’s Board of Directors, or (ii) be exercisable after the expiration of ten (10) years from its date of grant. Every Incentive Stock Option which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

8. NONSTATUTORY STOCK OPTION.

This Paragraph sets forth the special provisions that govern Nonstatutory Stock Options granted under this Plan. Any Nonstatutory Stock Option granted under this Plan may, if so expressly stated in the Option Agreement pertaining to such Option, include a stock appreciation right, as described in Subparagraph 6(c), above, either at the time of grant or by subsequent amendment of the Option Agreement.

Option Exercise Price. The per share purchase price of the Shares under each Nonstatutory Stock Option granted pursuant to this Plan (the “NSO Exercise Price”) shall be determined by the Committee but shall not be less than eighty-five percent (85%) of the fair market value per Share on the date of grant of such Option. The fair market value per Share on the date of grant shall be the Market Price for the business day immediately preceding the date of grant of such Option.

9. PURCHASE RIGHTS.

(a) Grant of Purchase Rights. The Committee may grant Purchase Rights under the Plan to such Employees as it may determine, and a Purchase Right Agreement shall be executed by the Company to effect each grant of a Purchase Right. Any Purchase Right granted under this Plan may include a cash equivalent right, which may be granted either at the time of grant of the Purchase Right or subsequent thereto, as provided in Paragraph 10, below.

(b) Exercise. The Committee in its absolute discretion shall determine the period during which a Holder shall have the right to exercise a Purchase Right granted under this Plan; provided, however, that such period shall in no event exceed sixty (60) days after the date of grant of the Purchase Right by the Committee. A Holder may exercise a Purchase Right as to all or any part of the Shares subject to such Purchase Right. Shares sold pursuant to Purchase Rights shall sometimes be referred to hereinafter as “Restricted Shares.”

(c) Purchase Price. The purchase price at which each Share shall be sold to Employees pursuant to Purchase Rights granted hereunder shall be determined by the Board of Directors, but shall not be less than $1.00 per share.

(d) Restrictions. All Shares sold pursuant to Purchase Rights shall be subject to the following restrictions:

(1)

The Restricted Shares may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for a period described in Subparagraph (d)(2), below. In the event that a Purchaser shall sell, assign, convey, donate, pledge, transfer or otherwise dispose of or encumber any Restricted Shares, the Company shall have the right and option, in addition to such other rights and remedies available to it (including the right to restrain or set aside such transfer), exercisable by written notice to the transferee thereof at any time within ninety (90) days after its discovery of such transaction, to repurchase for cash all or any part of such Restricted Shares at an amount equal to the price paid for such Restricted Shares by the Purchaser (the “Repurchase Price”).

(2)	The nature and extent of any additional restrictions and the period for which shares shall be restricted (the “Restricted Period”) shall be determined by the Committee; provided, however, that the Restricted Period shall expire in not less than three nor more than seven consecutive years measured from the day of the month in which such shares are purchased. Except as otherwise determined by the Committee, the Restricted Period shall be seven years and the restrictions imposed upon such Restricted Shares shall automatically lapse as to one-fifth of such Restricted Shares on the last day of each of the third, fourth, fifth, sixth and seventh years after the date of purchase of such Restricted Shares.

(3)	Except as provided in Subparagraph (d)(4), below, in the event that a Purchaser’s employment with the Company or a Subsidiary is terminated for any reason, the Company shall have the right for ninety (90) days following the termination of such employment to buy for cash any or all of the Restricted Shares held by such terminating Purchaser which on the date of such termination of employment are subject to the restrictions imposed thereon by virtue of this Subparagraph (d). All such Restricted Shares shall be repurchased at the Repurchase Price. The right to repurchase Restricted Shares granted to the Company in this Subparagraph (d)(3) shall be exercisable by the Company’s Board of Directors, and it may decide whether or not to exercise each such right in its sole discretion.

(4)	In the event a Purchaser hereunder terminates his employment with the Company or a Subsidiary because of normal retirement (as defined in the M&I Retirement Plan), death, disability (as defined in Section 105(d)(4) of the Code), early retirement with the consent of the Committee, or for other reasons determined by the Committee in its sole discretion to be appropriate, then the Company shall not have the right to repurchase any of the Restricted Shares pursuant to Subparagraph (d)(3), above, and all such restrictions which would otherwise be in effect by virtue of this Subparagraph (d) shall immediately terminate.

(5)	Prior to the lapse, expiration or other termination of the Restricted Period, Purchasers shall have the right to vote Restricted Shares, the right to receive and retain all regular cash dividends (and such other distributions as the Committee may designate) paid or distributed on Shares and all other rights as a holder of Shares, except that the Company will retain custody of the sock certificates representing Restricted Shares during the Restricted Period.

(6)	Notwithstanding anything to the contrary herein contained, the restrictions provided in this Subparagraph 9(d) shall immediately lapse upon the occurrence of a Triggering Event, as described in Subparagraph (d)(7) below, and all Restricted Shares shall be treated as ordinary Shares of the Company and the holders thereof shall be entitled to receive the same consideration thereupon payable to the holders of outstanding shares of the Company.

(7)	For purposes of this Plan, a Triggering Event shall be any of the following: (a) the commencement by any person or group of persons, other than the Company or a Subsidiary, of a tender or exchange offer for twenty-five percent (25%) or more of the outstanding shares of the common stock of the Company; (b) the acceptance by the Board of Directors of the Company of, or the public recommendation by the Board that the stockholders of the Company accept, an offer from any person or group of persons, other than the Company or a Subsidiary, to acquire twenty-five percent (25%) or more of either the outstanding shares of the common stock of the Company or the consolidated assets of the Company; (c) the acquisition, by any person or group of persons, of the beneficial ownership or the right to acquire beneficial ownership of twenty-five percent (25%) or more of the outstanding shares of the common stock of the Company (the term “group” and “beneficial ownership” as used in this paragraph having the meanings assigned thereto in Section 13(d) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder); or (d) the Company (or any subsidiary or subsidiaries in the aggregate representing at least 25% of the consolidated assets of the Company), shall have entered into an agreement with any person, or any person shall have filed a draft or final application or notice with the Board of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency or any other federal or state regulatory agency for approval, to (i) merge or consolidate with, or enter into any similar transaction with, the Company or such subsidiary, in which the Company or subsidiary is not the survivor (ii) purchase, lease or otherwise acquire all or substantially all of the assets of the Company or such subsidiary or (iii) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) or otherwise hold or own, securities representing twenty-five percent (25%) or more of the voting power of the Company or such subsidiary.

10. CASH EQUIVALENT RIGHTS.

A cash equivalent right (“CER”) may be granted by the Committee in connection with the award of Purchase Rights under the Plan. A CER granted under the Plan shall entitle a Purchaser of Restricted Shares to a cash payment in an amount and at such time as set forth under Subparagraph 10(a), below. The Committee may grant a CER at any time from the date of grant of a Purchase Right, through and including the time of the exercise of a Purchase Right, or at any time thereafter up to, and including, any date thirty (30) days after the date of the lapse, expiration or other termination of the restrictions on Restricted Shares imposed under Subparagraph 9(d), above.

(a) Amount and Time of Payment. Not later than ninety (90) days after (i) the date of the lapse, expiration or other termination of the restrictions on Restricted Shares imposed under Subparagraph 9(d), above, or (ii) if a Purchaser shall make an election under Section 83(b) of the Code as to Restricted Shares purchased hereunder, the date of notice to the Company of such election, the holder of a CER shall be entitled to receive from the Company a cash amount up to 100% of the excess of the Market Price per Share on the Recognition Date over the price paid by the Purchaser, multiplied by the number of Restricted Shares so released from restrictions or as to which a Section 83(b) election is made. The “Recognition Date” shall be the date of the lapse, expiration or other termination of the restrictions on Restricted Shares purchased hereunder, except that in the case of an election by the Purchaser under Section 83(b) of the Code the “Recognition Date” shall be the date of purchase of the Restricted Shares as to which such election is made.

(b) Repurchase of Shares. In the event of a Purchaser’s termination of employment with the Company or a Subsidiary which under the Plan shall entitle the Company to buy all or any part of the Restricted Shares purchased by the terminating Purchaser, and the Company’s exercise of such right to repurchase such Restricted Shares, the CERs theretofore granted to such Purchaser with respect to such repurchased Restricted Shares shall automatically be cancelled forthwith and have no further force or effect; provided, however, that any CER cash amounts paid prior to such termination as a result of a Section 83(b) election under the Code by the Purchaser shall not be recoverable by the Company, and Purchaser shall not be liable therefore. The filing by the Purchaser of an election under Section 83(b) as to Restricted Shares purchased under the Plan shall in no way affect or impair the Company’s right to repurchase such Restricted Shares as provided in Subparagraph 9(d), above.

(c) Notice of Election. If a Purchaser makes an election under Section 83(b) as to any of the Restricted Shares for which the purchaser has been granted a CER, such Purchaser shall be entitled to payment of such CER only if the Purchaser notifies the Secretary of the Company of such election within thirty (30) days of such election.

11. TERMINATION OF EMPLOYMENT.

(a) Any Holder whose employment with the Company or a Subsidiary is terminated due to retirement on such Holder’s normal retirement date (as defined in the M&I Retirement Plan or any successor plan providing retirement benefits) or due to early retirement with the consent of the Committee shall have:

(1)	One (1) year from the date of such termination of employment to exercise any Option granted hereunder as to all or part of the Shares subject to such Option, provided, however, that no Incentive Stock Option shall be exercisable subsequent to ten (10) years after its date of grant, and

(2)	The continuing right to exercise any Purchase Right granted hereunder after the date of such termination of employment; provided, however, that no Purchase Right shall be exercisable subsequent to sixty (60) days after its date of grant;

provided that on the date of termination of employment the Holder then had a present right to exercise such Option or Purchase Right.

(b) Any Holder whose employment with the Company or a Subsidiary is terminated due to disability (as defined in Section 105(d)(4) of the Code) shall have:

(1)	One (1) year from the date of termination of employment to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Incentive Stock Option shall be exercisable subsequent to ten (10) years after its date of grant, and

(2)	The continuing right to exercise any Purchase Right granted hereunder after the date of such termination of employment; provided, however, that no Purchase Right shall be exercisable subsequent to sixty (60) days after its date of grant;

provided that on the date of termination of employment the Holder then had a present right to exercise such Option or Purchase Right.

(c) In the event of the death of a Holder while in the employ of the Company or a Subsidiary, any Option or Purchase Right theretofore granted to such Holder shall be exercisable:

(1)	For one (1) year after the Holder’s death in the case of an Option, but in no event later than ten (10) years from its date of grant in the case of an Incentive Stock Option;

(2)	For the remaining term of a Purchase Right, but in no event later than sixty (60) days from its date of grant;

(3)	Only by the personal representative, administrator or other representative of the estate of the deceased Holder or by the person or persons to whom the deceased Holder’s rights under the Option or Purchase Right shall pass by will or the laws of descent and distribution; and

(4)	Only to the extent that the deceased Holder would have been entitled to exercise such Option or Purchase Right on the date of the Holder’s death.

(d) If a Holder’s employment is terminated for a reason other than those specified above, to the extent an Option or Purchase Right is not effectively exercised prior to such termination, it shall lapse immediately upon termination, unless the Committee shall, in its sole discretion, make other provisions for exercise not inconsistent with the terms of the Plan or applicable law.

(e) The Committee may in its sole discretion increase the periods permitted for exercise of an Option or a Purchase Right following a termination of employment as provided in Subparagraphs 11(a), (b), (c) and (d), above if allowable under applicable law; provided, however, in no event shall an Incentive Stock Option be exercisable subsequent to ten (10) years after its date of grant, and in no event shall a Purchase Right be exercisable subsequent to sixty (60) days after the date of grant of such Purchase Right.

(f) The Plan shall not confer upon any Holder any right with respect to continuation of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any Holder’s employment at any time.

12. TRANSFERABILITY.

Options, Purchase Rights, stock appreciation rights and CERs granted to a Holder under this Plan shall not be transferable and during the lifetime of the Holder shall be exercisable only by the Holder. A Holder shall have the right to transfer the Options, Purchase Rights, stock appreciation rights and CERs granted to such Holder upon such Holder’s death, either by the terms of such Holder’s will or under the laws of descent and distribution, subject to the limitations set forth in Paragraph 11, above, and all such distributes shall be subject to all terms and conditions of this Plan to the same extent as would the Holder if still alive, except as otherwise expressly provided herein or as determined by the Committee.

13. EXERCISE.

An Option Agreement or Purchase Right Agreement may provide for exercise of its respective Option or Purchase Right in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 11, above, no Option or Purchase Right may be exercised unless the Holder is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. A Purchase Right granted under the Plan shall not be exercisable at any time at which the purchase price (as provided in Subparagraph 9(c), above) is greater than ten percent (10%) of the then fair market value per Share, as determined by the Committee in conformity with applicable laws and regulations of the Securities and Exchange Commission. An Option or Purchase Right shall be exercisable by a Holder’s giving written notice of exercise to the Secretary of the Company accompanied by payment of the required exercise or purchase price. The Holder who elects to exercise a stock appreciation right shall so notify the Secretary of the Company in writing, and , in conjunction therewith, the Holder’s Option Agreement shall be appropriately amended or cancelled. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Holder of such documents and information as the Committee may deem necessary or appropriate in connection with such registration or qualification.

14. SECURITIES LAWS.

Each Option Agreement and Purchase Right Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws.

15. ADJUSTMENT PROVISIONS.

In the event of any corporate event or transaction, such as a merger, consolidation, share exchange, recapitalization, reorganization, separation, stock dividend, stock split, split-up, spin-off or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, the Committee, in order to prevent dilution or enlargement of Holders’ rights under the Plan, shall substitute or adjust, in an equitable manner (including adjustments to avoid fractional shares), the number of Common Shares (i) reserved under the Plan, (ii) available for Incentive Stock Options or Restricted Stock, (iii) for which Options or Purchase Rights may be granted to an individual Holder, and (iv) covered by outstanding Options or Purchase Rights or denominated in stock, (b) the stock prices related to outstanding Options; and (c) the appropriate Market Price and other price determinations for such Options. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Options or Purchase Rights, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Options or Purchase Rights for previously issued awards or an assumption of previously issued awards. All adjustments under this Section 15 shall be made in a manner such that they will not result in a penalty under Section 409A of the Code. Any adjustment, waiver, conversion or other action taken by the Committee under this Section 15 shall be conclusive and binding on all Holders, the Company and their successors, assigns and beneficiaries.

16. TIME OF GRANTING.

Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the stockholders of the Company and no action taken by the Committee shall constitute the granting of any Option or Purchase Right hereunder. The granting of an Option pursuant to the Plan shall take place only when a written Option Agreement shall have been duly executed by and on behalf of the Company. The granting of a Purchase Right pursuant to the Plan shall take place only when a Purchase Right Agreement shall have been duly executed by and on behalf of the Company.

17. TAXES.

(a) The Company shall be entitled to pay or withhold the amount of any tax which it believes is required as a result of the grant or exercise of any Option, stock appreciation right, Purchase Right or CER under the Plan, and the Company may defer making delivery with respect to cash and/or Shares obtained pursuant to exercise of any Option, stock appreciation right, Purchase Right or CER until arrangements satisfactory to it have been made with respect to any such withholding obligations. An employee exercising a Nonstatutory Stock Option may, at his election, satisfy his obligation for payment of withholding taxes either by having the Company retain a number of Shares having an aggregate Market Price on the date the Shares are withheld equal to the amount of the withholding tax or by delivering to the Company Shares already owned by the Employee having an aggregate Market Price on the date the Shares are delivered equal to the amount of the withholding tax.

(b) An Employee who owns Restricted Shares may, at his election, satisfy his obligation for payment of withholding taxes by either having the Company withhold from the shares to be delivered upon lapse of the restrictions a number of Shares having an aggregate Market Price on the date the Shares are withheld equal to the amount of the withholding tax or by delivering to the Company Shares already owned by the Employee having an aggregate Market Price on the date the Shares are delivered equal to the amount of the withholding tax.

18. EFFECTIVENESS OF THE PLAN.

The Plan shall become effective, upon approval of the Company’s Board of Directors, on March 1, 1989, subject to ratification of the Plan by the vote of the holders of a majority of Shares present or represented and entitled to vote at an annual or special meeting thereof duly called and held.

19. TERMINATION AND AMENDMENT.

Unless the Plan shall theretofore have been terminated as hereinafter provided, no Incentive Stock Option hereunder shall be granted after February 28, 1999. The Plan may be terminated, modified or amended by the shareholders of the Company. The Board of Directors of the Company may also terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto; provided, however, that the Board of Directors may not, unless otherwise permitted under the federal securities laws, without further approval of the holders of a majority of the Shares voted at any annual or special meeting at which a quorum is present and voting, adopt any amendment to the Plan which would cause the Plan to no longer comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor rule or other regulatory requirements. No termination, modification or amendment of the Plan may, without the consent of the Holder, adversely affect the rights of such Holder under an outstanding Option or Purchase Right then held by the Holder.